UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

HARBOR CUSTOM DEVELOPMENT, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

***PLEASE READ: YOUR VOTE IS IMPORTANT***

Dear Harbor Custom Development Inc. Stockholder:

By now, you should have received your proxy materials for the 2023 Special Meeting of Harbor Custom Development Inc., which is scheduled to be held virtually, via live webcast, on February 17, 2023. We ask that all stockholders, regardless of their share holdings, vote their shares as soon as possible. You are receiving this reminder letter because your vote(s) were not yet processed at the time that this letter was sent. If you have already voted, we would like to thank you for your vote.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

Your vote is extremely important. The fastest and easiest way to vote is over the Internet or by telephone. Instructions on how to vote your shares over the Internet or telephone are enclosed with this letter.

The Board of Directors recommend that you vote “FOR” the proposal. Even if you plan on attending the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

****PLEASE VOTE TODAY****

Thank you for your investment in Harbor Custom Development Inc., and for taking the time to vote your shares.